CERTIFICATE OF AMENDMENT
                                 TO THE
        AMENDED AND RESTATED AGREEMENT AND DECLARATION OF TRUST
                                   OF
                        DLJ WINTHROP FOCUS FUNDS
                                  AND
                      CERTIFICATE OF THE SECRETARY


            The undersigned Secretary of DLJ Winthrop Focus Funds, a Massachusetts business trust governed by a written Amended and Restated Agreement and Declaration of Trust (the "Declaration of Trust") dated as of February 22, 1996 that was duly executed and filed with the office of the Secretary of the Commonwealth of Massachusetts on February 26, 1996, DOES HEREBY CERTIFY THAT:

            FIRST:On April 27, 2000, the Trustees of the Trust, pursuant to Sections 1.1 and 9.3(a) of the Declaration of Trust, duly adopted an amendment to Section 1.1 of the Declaration of Trust whereby the name of the Trust was changed from "DLJ Winthrop Focus Funds" to "DLJ Focus Funds", to be effective the later of (i) the filing date with the Commonwealth of Massachusetts of the appropriate documentation reflecting the name changes or (ii) August 1, 2000.

            SECOND: On April 27, 2000, the Trustees of the Trust, pursuant to
Section 9.3 of the Declaration of Trust, duly adopted an amendment to Section
6.2 of the Declaration of Trust whereby the separate class of shares of beneficial interest previously designated the "Growth Fund" is redesignated the "Core Equity Fund", to be effective August 1, 2000.

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            IN WITNESS WHEREOF the undersigned has executed this certificate on this 24th day of July, 2000.

                                                /s/ Martin Jaffe
                                                --------------------------
                                                Martin Jaffe
                                                Secretary


STATE OF NEW YORK       )
                         ss:
COUNTY OF NEW YORK      )

            On this 24th day of July, 2000 before me personally came Martin Jaffe to me known, who being duly sworn by me, did depose and say that he is the Secretary of DLJ Focus Funds, a trust organized under the laws of the Commonwealth of Massachusetts, the trust described in and which executed the foregoing instrument; that he knows the seal of said trust; that the seal affixed to said instrument is such trust seal; that it was so affixed by order of the trustees of said trust, and that he signed his name thereto by order.


                                                /s/ Claudia Cogan
                                                --------------------------
                                                Notary Public